Board of Directors of Technicolor SA

Power of Attorney

As of February 28, 2011

In connection with the delisting of Technicolor’s American Depositary Shares from The New York Stock Exchange and the termination of registration of the Company’s shares with the Securities and Exchange Commission, each person whose signature appears below constitutes and appoints each of Mr. Frederic Rose and Mr. Stéphane Rougeot, acting independently, to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign on his or her behalf:

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Any amendments to the Form F-6 Registration Statement of the Company, including post-effective amendments, and supplements thereto, required or deemed advisable by Mr. Rose or Mr. Rougeot in connection with the amendment of the terms and conditions of the Company’s ADR program to reflect the delisting and deregistration, and

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Any amendments to the outstanding Form S-8 Registration Statements of the Company, including post-effective amendments, and supplements thereto, for the purposes of terminating such registration statements prior to deregistration, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Denis Ranque

Denis Ranque

/s/Frederic Rose

Frederic Rose

/s/ Loïc Desmouceaux

Loïc Desmouceaux

__________________

Catherine Guillouard

_________________

Bruce Hack

/s/Didier Lombard

Didier Lombard

/s/ John Roche

John Roche

/s/ Rémy Sautter

Rémy Sautter

_________________

Lloyd Carney